Exhibit 99.1

FOR IMMEDIATE RELEASE:

TX Holdings Reports Third Quarter 2015 Results

ASHLAND, Kentucky – August 3, 2015 - TX Holdings, Inc. (OTC Markets OTCQB: TXHG), a supplier of mining and rail products to the U.S. coal mining industry, today announced financial results for the third quarter of fiscal 2015. During the third quarter, revenues decreased due to overall lower sales demand and the company incurred a $82,913 net loss. Gross profit was $133,087 compared with $281,768 in the third quarter 2014.

Mr. Shrewsbury, the company’s CEO and Chairman, stated that “We were very disappointed with the results of recent quarters.  We believed the indicators we saw in the U. S. coal mining industry showed a turn-around was starting; however, our assessment and its timing proved to be incorrect. We continue to have full confidence in the future of the U.S. coal mining industry. Coal on dollar cost basis per BTU remains one of the cheapest fuels in the energy industry. The recent ruling by the Supreme Court on certain regulations adopted by the EPA and affecting the coal mining industry economic growth, coupled with efficiencies and consolidation in the industry augur well for the future. As reported, I recently bought additional shares of the company in the open market thereby increasing my holdings and believe this to be indicative of my continued belief in the future of the U.S. coal industry and our company.”

Financial Summary

Revenue for third quarter 2015 was $636,388, a decrease of $599,879 or 48.5% when compared to 2014.

Cost of goods sold for the current quarter was $503,301 compared to $954,499 in 2014, a decrease of 47.3%.

Gross profit for the third quarter of 2015 was $133,087, and decreased as a percentage of revenue to 20.9% from 22.8% in 2014.

Net loss for third quarter of 2015 was $82,913 compared to a net profit in the same quarter of 2014 of $326,209.

Earnings (loss) per diluted share was $0.00 a decrease of $0.01 from 2014.

Operating expenses decreased 33.9% as compared to the same quarter of fiscal 2014. Other expenses in the third quarter 2015 were $28,858 compared to other net income of $327,387 in 2014.

Cash used in operating activities for the nine months ended June 30, 2015 was $224,478 as compared to cash provided from operating activities of $78,142 during the same period in 2014. The cash used increase was a direct result of the $310,318 net loss incurred by the company during the nine months ended June 30, 2015. Cash flows provided by financing activities increased by $199,349 due to further drawdown under the company’s line of credit of $171,049 and net cash advance from Mr. Shrewsbury of $28,300. At June 30, 2015, the company had cash and cash equivalents of $44,812, a decrease of $27,972 when compared to September 30, 2014. Inventories and accounts payable decreased 7.9% and 14.8% respectively, compared to year end as a result of lower sales demand. Accounts receivable were $504,839 as of June 30, 2015, as compared to $502,617 as of September 30, 2014, an increase of 0.5%. To fund ongoing operations, the company continued to rely upon financing provided by its CEO, including a note and noninterest bearing advances aggregating approximately $2.08 million and a secured bank line of credit, of which $719,549 had been drawn upon at quarter end that is guaranteed by our CEO.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA) and other applicable law.  When used, the words “believe”, “anticipate”, “estimate”, “project”, “should”, “expect”, “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: our ability to implement our business strategy; our financial strategy; a downturn in economic environment, including in the U.S. coal industry; changes in regulations affecting the U.S. coal mining industry and U.S. coal-fired power plants; our failure to meet growth and productivity objectives; a failure of our innovation initiatives; risks from investing in growth opportunities; fluctuations in financial results and purchases; the impact of local legal, economic, political and health conditions; adverse effects from environmental matters and tax matters; ineffective internal controls; our use of accounting estimates; our ability to attract and retain key personnel and our reliance on critical skills; impact of relationships with critical suppliers; currency fluctuations and customer financing risks; the impact of changes in market liquidity conditions and customer credit risk on receivables; our reliance on third party distribution channels; Securities and Exchange Commission regulations related to trading in “penny stocks;” the continued availability of certain financing provided by our CEO; and other risks, uncertainties and factors discussed in our Quarterly Reports on Forms10-Q, our Annual Report on Form 10-K and in our other filings with the SEC or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  We assume no obligation to update or revise any forward-looking statement. Notwithstanding the above, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1933, as amended, expressly state that the safe harbor for forward looking statements does not apply to companies that issue penny stocks. Because we may from time to time be considered to be an issuer of penny stock, the safe harbor for forward looking statements under the PSLRA may not be apply to us at certain times.

Contact:

William “Buck” Shrewsbury

Chairman and CEO

TX Holdings, Inc.

(606) 928-1131

TX HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
June 30, 2015 and September 30, 2014

	Unaudited
	June 30,	September 30,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$44,812	$72,784
Accounts receivable, net of allowance for doubtful accounts of $32,343 as of 6/30/15 and 9/30/14	504,839	502,617
Inventory	2,545,243	2,762,535
Commission advances	36,460	–
Note receivable-current	10,000	10,000
Other current assets	28,032	45,327
Total current assets	3,169,386	3,393,263

Property and equipment, net	67,441	72,530
Note receivable, less current portion	19,983	21,289
Other assets	500	–

Total Assets	$3,257,310	$3,487,082

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accrued liabilities	$643,497	$606,099
Accounts payable	898,355	1,054,556
Advances from stockholder/officer	71,637	43,337
Bank-line of credit	719,549	548,500
Total current liabilities	2,333,038	2,252,492

Note payable to a stockholder	2,000,000	2,000,000
Total Liabilities	4,333,038	4,252,492

Commitments and contingencies

Stockholder’s deficit:
Preferred stock: no par value, 1,000,000 shares authorized no shares outstanding	–	–
Common stock: no par value, 250,000,000 shares authorized, 48,053,084 shares issued and outstanding at June 30, 2015 and September 30, 2014	9,293,810	9,293,810
Additional paid-in capital	4,320,982	4,320,982
Accumulated deficit	(14,690,520)	(14,380,202)
Total stockholders’ deficit	(1,075,728)	(765,410)
Total Liabilities and Stockholders’ Deficit	$3,257,310	$3,487,082

TX HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended June 30, 2015 and 2014

	Unaudited
	THREE MONTHS ENDED		NINE MONTHS ENDED
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014

Revenue	$636,388	$1,236,267	$2,229,033	$3,340,715

Cost of goods sold	503,301	954,499	1,810,712	2,432,360

Gross profit	133,087	281,768	418,321	908,355

Operating expenses, except items shown separately below:	116,356	140,717	406,268	371,871
Commission expense	52,553	109,144	158,486	379,460
Professional fees	14,201	30,386	72,511	141,070
Depreciation expense	4,032	2,699	9,238	7,439
Total operating expenses	187,142	282,946	646,503	899,840

Income (loss) from operations	(54,055)	(1,178)	(228,182)	8,515

Other income and (expense):
Legal Settlement	–	374,025	–	374,025
Gain on extinguishment of accounts payable	–	–	–	93,167
Gain on sale of property and equipment	–	–	–	10,807
Bad debt expense	–	(18,350)		(18,350)
Other income	2,952	–	15,505	–
Interest expense	(31,810)	(28,288)	(97,641)	(71,054)

Total other income and (expenses), net	(28,858)	327,387	(82,136)	388,595

Income (loss) before provision for income taxes	$(82,913)	$326,209	$(310,318)	$397,110

Provision for income taxes	–	133,745	–	162,815
Utilization of net operating loss carry forward	–	(133,745)	–	(162,815)

Net income (loss)	$(82,913)	$326,209	$(310,318)	$397,110

Net earnings (loss) per common share
Basic and Diluted	$0.00	$0.01	$(0.01)	$0.01

Weighted average of common shares outstanding-
Basic	48,053,084	48,053,084	48,053,084	48,053,084
Diluted	48,053,084	48,053,084	48,053,084	48,053,084

The accompanying notes are an integral part of the consolidated financial statements

TX HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended June 30, 2015 and 2014

	(Unaudited)	(Unaudited)
	June 30,	June 30,
	2015	2014
Cash flows used in operating activities:
Net income (loss)	$(310,318)	$397,110
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation expense	9,238	7,439
Bad debt reserve	–	18,350
Fair value of warrants issued to an officer	–	14,971
Gain on extinguishment of accounts payable	–	(93,167)
Gain on sale of property and equipment	–	(10,807)
Changes in operating assets and liabilities:
Inventory	217,292	(459,867)
Commission advances	(36,460)	3,546
Accounts receivable	(2,222)	(251,388)
Other current assets	17,295	(14,515)
Accrued liabilities	31,398	38,626
Accounts payable	(156,201)	409,644
Other assets	(500)	200
Stockholder/officer advances for operations	6,000	18,000
Net cash used in operating activities	(224,478)	78,142

Cash flows provided by (used in) investing activities:
Note receivable	1,306	2,866
Purchase of equipment	(4,149)	(38,809)
Proceeds received on sale of equipment	–	18,000
Net cash provided by (used in) investing activities	(2,843)	(17,943)

Cash flows provided by (used in) financing activities:
Proceeds from bank line of credit	171,049	–
Proceeds from stockholder/officer advances	64,300	24,450
Repayment of stockholder/officer advances	(36,000)	(110,850)
Net cash provided by (used in) financing activities	199,349	(86,400)

Decrease in cash and cash equivalents	(27,972)	(26,201)
Cash and cash equivalents at beginning of period	72,784	175,028

Cash and cash equivalents at end of period	$44,812	$148,827

Non-cash investing and financing activities:
Accrued interest exchanged for notes payable to a stockholder	$–	$262,157
Advances from stockholder exchanged for notes payable to stockholder	$–	$385,846

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